Exhibit 10.1

FOURTH AMENDMENT TO AGREEMENT BETWEEN

EXACT SCIENCES CORPORATION

AND

LABORATORY CORPORATION OF AMERICA HOLDINGS

This Fourth Amendment (this “Amendment”) is made and effective as of March 17, 2008, by and between LABORATORY CORPORATION OF AMERICA HOLDINGS (“LabCorp”) and EXACT SCIENCES CORPORATION (“EXACT”).

WHEREAS, LabCorp and EXACT entered into an Agreement dated June 26, 2002, which was amended pursuant to a First Amendment dated January 19, 2004, a Second Amendment dated June 27, 2007, and a Third Amendment dated August 31, 2007 (as amended, the “Agreement”); and

WHEREAS, the parties desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement, to be effective as of the date of execution of this Amendment:

1.                                       Section 2.1 of the Agreement is hereby amended by adding the following sentence as a new second sentence in Section 2.1:

For the avoidance of doubt, the license granted under this Section 2.1 shall exclude Approved Kits.

2.                                       In Section 11.6.3 of the Agreement:

a.                                       The first sentence is hereby amended by inserting the following clause immediately after the words “Commercial Launch Date”:

                                                “except for one period of not more than [********] in connection with a commercial launch of PV2”

b.                                      The following sentences are hereby added at the end of the Section:

                                                For purposes of clarification, EXACT shall not have the right to terminate the Exclusive Period if LabCorp ceases to offer and promote Assays for a single period of less than [********] in connection with the commercial launch of PV2.  The decision of whether to commercially launch PV2 may be made in LabCorp’s sole discretion.”

3.                                       A new Section 11.6.4 is hereby added to the Agreement as follows:

11.6.4                  Notwithstanding any other provision of this Agreement, EXACT shall not have the right to terminate the Exclusive Period and convert the license granted under Section 2.1 to a non-exclusive license in the event the FDA

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(or any other governmental authority with jurisdiction) requires or indicates to LabCorp to cease performing, offering or promoting Assays or otherwise restricts LabCorp’s use of the Technology to perform services in the Field.

4.                                       In Section 11.8 of the Agreement:

a.                                       The first sentence is hereby amended by deleting [********] and replacing it with [********].

b.                                      The second sentence is hereby amended by adding the following clause after the words [********]:

                                                [********]

Except as expressly modified herein, the Agreement and all of its terms and conditions shall continue in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment as of the date first above written.

Laboratory Corporation of America Holdings:		EXACT Sciences Corporation:

By:	/s/ Bradford T. Smith	By:	/s/ Jeffrey R. Luber
Printed Name:	Bradford T. Smith	Printed Name:	Jeffrey R. Luber
Title:	Executive Vice President	Title:	President

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.